UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

Glu Mobile Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Fremont Street, Suite 2800 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with its annual executive compensation review, on October 20, 2011, the Board of Directors (the “Board”) of Glu Mobile Inc. (the “Company”) approved the target and maximum bonus amounts set forth below for the Company’s executive officers under the Company’s 2012 Executive Bonus Plan; the terms of the 2012 Executive Bonus Plan will be established and approved by the Compensation Committee of the Board at a future meeting. The base salaries for each of the Company's executive officers for 2012 are unchanged from 2011 levels.

	2011	2012	2011	2012		2012	2012
	Target	Target	Maximum	Maximum	2012	Target	Maximum
Executive Officer	Percentage	Percentage	Percentage	Percentage	Salary	Bonus	Bonus
Niccolo de Masi	80%	100%	120%	200%	$350,000	$350,000	$700,000
Eric Ludwig	60%	75%	90%	150%	$275,000	$206,250	$412,500
Adam Flanders	50%	50%	75%	100%	$225,000	$112,500	$225,000
Kal Iyer	40%	40%	60%	80%	$240,000	$96,000	$192,000
In addition, in consideration of the additional duties recently undertaken by Mr. Ludwig, the Board approved for Mr. Ludwig the new title of “Executive Vice President and Chief Financial Officer.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.
October 21, 2011	By:	/s/ Eric R. Ludwig
		Name:	Eric R. Ludwig
		Title:	Executive Vice President and Chief Financial Officer